AMENDMENT NO. 1 TO INVESTMENT ADVISORY AGREEMENTS

This AMENDMENT NO. 1, effective as of October 1, 2019, (this “Amendment”) to each Investment Advisory Agreement by and between each investment company (each, a “Trust”) listed on Schedule A hereto (“Schedule A”), on behalf of its respective series listed on Schedule A (each, a “Fund”), and Wellington Management Company LLP (the “Advisor”).

WITNESSETH:

WHEREAS, the parties hereto have entered into each Investment Advisory Agreement listed on Schedule A, dated as of the respective date listed on Schedule A (each, an “Agreement”), pursuant to which the Advisor has agreed to render investment advisory services to the respective Fund; and

WHEREAS, each Agreement may be amended by mutual consent; and

WHEREAS, the parties desire to modify each Agreement’s Proxy Policy section listed on Schedule A (each, a “Proxy Policy Section”);

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1.Defined Terms.  Unless otherwise defined herein, capitalized terms in this Amendment shall have the meanings assigned in the respective Agreement.

2.Amendment of Agreement.  As of the date of this Amendment, or such later date as may be determined by a Fund, the language following “Proxy Policy.” in each Proxy Policy Section of each Agreement is hereby deleted and replaced with the following:

The Advisor shall vote proxies solicited by or with respect to the issuers of securities in which the Wellington Management Portfolio may be invested in accordance with the Advisor’s proxy voting policies and procedures in a manner that complies with applicable law and regulations, and any additional operating policies or procedures that the Fund communicates to the Advisor in writing.

3.No Other Modifications.  Except as specifically modified hereby, each Agreement remains in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first set forth herein.

WELLINGTon management company Llp

By: _/s/Mark Mandel______

Name:  Mark Mandel

Title: Senior Managing Director

VANGUARD EXPLORER FUND

Vanguard Fenway Funds

Vanguard Fixed Income Securities Funds

Vanguard Malvern Funds

Vanguard Specialized Funds

Vanguard Trustees' Equity Fund

Vanguard Variable Insurance Fund

Vanguard Wellesley Income Fund

Vanguard Whitehall Funds

Vanguard Windsor Funds

Vanguard Wellington Fund

Vanguard World Fund

Each On behalf of Its series

Set forth on Exhibit A attached hereto

By: _/s/Mortimer J. Buckley_____________

Name:  Mortimer J. Buckley

Title:   Chairman and Chief Executive Officer

Schedule A-- Investment Advisory Agreements

Dated	Trust	Fund	Proxy Policy Section
2/1/2011	Vanguard Explorer Fund	Vanguard Explorer Fund	13
4/1/2015	Vanguard Fenway Funds	Vanguard Equity Income Fund	13
5/1/2005	Vanguard Fixed Income Securities Funds	Vanguard GNMA Fund	12
5/1/2005	Vanguard Fixed Income Securities Funds	Vanguard Long-Term Investment-Grade Fund	12
5/1/2005	Vanguard Fixed Income Securities Funds	Vanguard High-Yield Corporate Fund	12
1/1/2013	Vanguard Malvern Funds	Vanguard Capital Value Fund	13
7/27/2018	Vanguard Specialized Funds	Vanguard Global Capital Cycles Fund (f/k/a Vanguard Precious Metals and Mining Fund)	13
8/1/2010	Vanguard Specialized Funds	Vanguard Energy Fund	13
5/1/2014	Vanguard Specialized Funds	Vanguard Health Care Fund	13
2/1/2016	Vanguard Specialized Funds	Vanguard Dividend Growth Fund	13
8/1/2013	Vanguard Trustees' Equity Fund	Vanguard Emerging Markets Select Stock Fund	13
4/1/2007	Vanguard Variable Insurance Fund	Balanced Portfolio	13
10/7/2010	Vanguard Variable Insurance Fund	Growth Portfolio	13
4/1/2008	Vanguard Variable Insurance Fund	Equity Income Portfolio	13
4/1/2007	Vanguard Variable Insurance Fund	High Yield Bond Portfolio	13
10/1/2014	Vanguard Wellesley Income Fund	Vanguard Wellesley Income Fund	13
12/1/2013	Vanguard Wellington Fund	Vanguard Wellington Fund	13
6/7/2010	Vanguard Whitehall Funds	Vanguard International Explorer Fund	13
12/17/2018	Vanguard Whitehall Funds	Vanguard Mid-Cap Growth Fund	14
5/1/2007	Vanguard Windsor Funds	Vanguard Windsor Fund	13
10/7/2010	Vanguard World Fund	Vanguard U.S. Growth Fund	13
11/1/2017	Vanguard World Fund	Vanguard Global Wellington Fund	13
11/1/2017	Vanguard World Fund	Vanguard Global Wellesley Income Fund	13